Exhibit 10.2

PURCHASE AND OPTION AGREEMENT

This Purchase and Option Agreement (this “Agreement”), dated November [•], 2020, is made by and between EDF Renewables, Inc. (“Seller”) and NB Merger Corp. (the “Company”).

RECITALS

A. The Company is party to a Merger Agreement (the “Merger Agreement”), dated as of the date hereof, by and among Newborn Acquisition Corp. (“Newborn”), the Company, a wholly owned subsidiary of Newborn, Nuvve Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Nuvve Corporation (“Nuvve”) and Ted Smith, as the representative of the stockholders of Nuvve, pursuant to which (i) the Company will merge with Newborn, with the Company surviving the merger and the security holders of Newborn becoming security holders of the Company, and (ii) Nuvve will merge with Merger Sub (the “Acquisition Merger”), with Nuvve surviving as a wholly owned subsidiary of the Company and the security holders of Nuvve becoming security holders of the Company.

B. Seller is the owner of 8,286,421 shares of Series A preferred stock, par value $0.0001 per share, of Nuvve, which automatically will convert into 8,286,421 shares of common stock, par value $0.0001 per share, of Nuvve immediately prior to the consummation of the Acquisition Merger (the “Nuvve Shares”).

C. Upon consummation of the Acquisition Merger, the Nuvve Shares will be exchanged for shares (the “Merger Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

C. Seller desires to sell to the Company $6,000,000 of the Merger Shares immediately after the consummation of the Acquisition Merger, and the Company further desires grant to the Seller a put option entitling the Seller to sell an additional $2,000,000 of the Merger Shares to the Company commencing three months after the consummation of the Acquisition Merger, in each case subject to the terms and conditions of this Agreement.

AGREEMENT

It is hereby agreed:

1. Initial Purchase and Sale of Shares.

(a) Subject to the terms and conditions herein, Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Seller, 600,000 of the Merger Shares (the “Initial Shares”) for $10.00 per Share, or an aggregate of $6,000,000, in cash (the “Initial Sale Purchase Price”), immediately after the consummation of the Acquisition Merger. The number of Initial Shares and the Initial Sale Purchase Price shall be equitably adjusted for any stock split, reverse stock split, stock combination, stock dividend or other similar transaction affecting the Common Stock as a whole or the ordinary shares, par value $0.0001 per share, of Newborn as a whole.

(b) Except as mutually agreed by the parties in writing, the closing of the purchase and sale of the Initial Shares (the “Closing”) shall take place immediately after the consummation of the Acquisition Merger. At or prior to the Closing:

(i) If the Initial Shares are represented by a certificate, Seller shall deliver to the Company the certificate representing the Initial Shares, registered in Seller’s name (or an affidavit of loss and indemnification agreement in a form reasonably satisfactory to the Company in lieu of such certificate), together with an instrument of transfer for the Initial Shares executed in blank with original signature from Seller, medallion guaranteed.

(ii) If the Initial Shares are represented by an entry, in Seller’s name, on the books and records of the Company’s transfer agent, Seller shall deliver an instrument of transfer for the Initial Shares executed in blank with original signature from Seller, medallion guaranteed.

(iii) The Company shall pay the Initial Sale Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller in writing at least three (3) business days prior to the Closing.

(c) The obligations of the Parties pursuant to this Section 1 shall be conditioned upon the consummation of the Acquisition Merger.

2. Put Option.

(a) Upon the closing of the Acquisition Merger, the Seller is granted an option (the “Put Option”) to require the Company to purchase, at any time commencing upon the closing of the Acquisition Merger and ending twelve (12) months thereafter (the “Put Option Exercise Period”), on the terms and conditions contained herein, up to $2,000,000 of the Merger Shares then held by the Seller.

(b) This Put Option may be exercised (“Put Election”), in whole or in part, on one and only one occasion during the Put Option Exercise Period, by written notice (“Put Notice”) to the Company. The Put Election shall be deemed made on the date the Put Notice is delivered to the Company. The Put Notice shall specify (i) the number of Merger Shares to be sold and purchased pursuant to the Put Option (the “Put Shares”), which shall not exceed a number equal to $2,000,000 divided by the Put Option Exercise Price, and (ii) the date for the closing of the purchase and sale of the Put Shares (the “Put Closing”), which shall be not less than thirty (30) days or more than forty-five (45) days after the date of delivery of the Put Notice. Such Put Election shall be irrevocable, unless Holder has obtained the written consent of the Company allowing a revocation.

(c) The exercise price of the Put Option (the “Put Option Exercise Price”) shall be the average of the last closing sale price of the Common Stock on the primary market on which the Common Stock is then traded for the five (5) consecutive trading days ending on the trading day prior to the date the Put Notice is delivered to the Company. The Put Option Exercise Price shall be equitably adjusted for any stock split, reverse stock split, stock combination, stock dividend or other similar transaction affecting the Common Stock as a whole occurring after the Put Notice is delivered to the Company but prior to the Put Closing.

(d) Except as mutually agreed by the parties in writing, the Put Closing shall take place on the date specified in the Put Notice. At or prior to the Put Closing:

(i) If the Put Shares are represented by a certificate, Seller shall deliver to the Company the certificate representing the Put Shares, registered in Seller’s name (or an affidavit of loss and indemnification agreement in a form reasonably satisfactory to the Company in lieu of such certificate), together with an instrument of transfer for the Put Shares executed in blank with original signature from Seller, medallion guaranteed.

(ii) If the Put Shares are represented by an entry, in Seller’s name, on the books and records of the Company’s transfer agent, Seller shall deliver an instrument of transfer for the Put Shares executed in blank with original signature from Seller, medallion guaranteed.

(iii) The Company shall pay an amount equal to (A) the number of Put Shares, multiplied by (B) the Put Option Exercise Price, to Seller by wire transfer of immediately available funds to an account designated by Seller in writing at least three (3) business days prior to the Put Closing.

(e) The grant of the Put Option pursuant to this Section 2 shall be conditioned upon the consummation of the Acquisition Merger.

3. Representations of Seller. Seller represents and warrants to the Company as follows:

(a) This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Seller, as of the date hereof, is the record and beneficial owner of, and has good and marketable title to, the Nuvve Shares and, as of the Closing and the Put Closing, will be the record and beneficial owner of, and have good and marketable title to, the Merger Shares, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances, subject to securities laws restrictions. Seller has not granted to any person or entity any options or other rights to buy the Nuvve Shares or the Merger Shares. No other person or entity has any interest in the Nuvve Shares or the Merger Shares of any nature. The sale and transfer of the Merger Shares to the Company pursuant to this Agreement will not give any person a legal right or cause of action against the Merger Shares or the Company.

(c) Seller understands that, at the Closing and any Put Closing, it may not be privy to certain material non-public information with respect to the business operations, financial condition and prospects of the Company (“Excluded Information”) and that the Excluded Information could be positive in nature and, if released to the public, could have a positive impact on the market price of the securities of the Company. Notwithstanding the foregoing, Seller is still desirous of effectuating the transactions contemplated hereby and selling the Initial Shares and, should Seller elect to exercise its Put Option, the Put Shares, to the Company. Seller is not requesting the Excluded Information and agrees that the Company is not obligated to disclose any Excluded Information to Seller and that the Company shall not have any liability with respect to any non-disclosure of the Excluded Information. As a condition to the Company’s agreement to buy the Initial Shares and the Put Shares, to the fullest extent permitted by law, as of the Closing and the Put Closing, the Seller hereby releases and waives any and all claims, causes of action, actions, proceedings, suits, judgments, liens and executions and claims, whether known or unknown, now or hereafter arising against the Company or its officers, directors, agents or controlling stockholders, based upon or relating to such non-disclosure or Seller’s failure to review the Excluded Information.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller that this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. Termination. Except in the case that the transactions contemplated by the Merger Agreement are consummated, this Agreement shall terminate upon the termination of the Merger Agreement.

6. Confidentiality. Except as otherwise required by applicable law, rule or regulation, Seller shall not disclose the existence or contents of this Agreement without the prior consent of the Company.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to principles of conflicts of law.

8. Counterparts. This Agreement may be signed in counterparts which, taken together, shall constitute one Agreement.

9. Further Assurances. The parties hereto agree to promptly take such steps as may be necessary to effectuate the purposes and intent of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER:	COMPANY:

EDF RENEWABLES, INC.	NB MERGER CORP.

By:	By:
Name:	Name:
Title:	Title:

[Purchase and Option Agreement Signature Page]

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